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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of Value City Department Stores, Inc. (the "Company") on Form 10-Q for the period ending May 3, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Rossler, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                       /s/ John C. Rossler
                                       ----------------------------------------
                                       John C. Rossler
                                       President and Chief Executive Officer of
                                       Value City Department Stores, Inc.
June 13, 2003


A signed original of this written statement required by Section 906 has been provided to Value City Department Stores, Inc. and will be retained by Value City Department Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.





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